Exhibit 99.1

Entero Therapeutics, Inc. Receives Nasdaq Notification Regarding Delayed Form 10-Q

BOCA RATON, Fla., August 23, 2024 (GLOBE NEWSWIRE) – Entero Therapeutics, Inc., (NASDAQ: ENTO), (“Entero Therapeutics” or the “Company”), a clinical-stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases, today announced that it received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) advising that, because the Company failed to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024 (the “Form 10-Q”), the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”). Nasdaq has informed the Company that it has until October 21, 2024, to submit a plan to regain compliance with the Rule. If Nasdaq approves the Company’s plan, it has the discretion to grant the Company an extension of up to 180 calendar days from the due date of the Form 10-Q (or until February 17, 2025) to regain compliance.

As the Company previously reported, Forvis Mazars, LLP resigned as the Company’s independent registered public accountants on August 9, 2024. The Company is currently in the process of engaging a new independent registered public accounting firm and will use its best efforts to file the Form 10-Q prior to October 21, 2024. If the Company does not file the Form 10-Q in advance of the sixty-day deadline, it intends to timely file a plan to regain compliance with Nasdaq. There can be no assurance, however, that the Company will be able to regain compliance with the listing requirements discussed above or otherwise satisfy the other Nasdaq listing criteria. This notification has no immediate effect on the listing of the Company’s securities on Nasdaq.

About Entero Therapeutics, Inc.

Entero Therapeutics is a clinical-stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases. The Company currently has a therapeutic development pipeline with multiple late-stage clinical programs built around three proprietary technologies: latiglutenase, a Phase 3-ready, potentially first-in-class, targeted, oral biotherapeutic for celiac disease; capeserod, a selective 5-HT4 receptor partial agonist being developed for gastroparesis; and adrulipase, a recombinant lipase enzyme designed to enable the digestion of fats and other nutrients in cystic fibrosis and chronic pancreatitis patients with exocrine pancreatic insufficiency. Entero Therapeutics is headquartered in Boca Raton, Florida. For more information visit www.enterothera.com.

Forward-Looking Statements

This press release may contain certain statements relating to future results which are forward-looking statements. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, depending on factors including the Company’s current and future capital requirements and its ability to raise additional funds to satisfy its capital needs; whether there are delays in the engagement of a new independent registered public accounting firm; whether there are any further delays in the preparation and filing of the Company’s Form 10-Q; whether any financing or licensing transaction may be obtained, completed in an untimely manner, or not at all; whether the Company will be able to realize the expected benefits of its acquisition of  ImmunogenX; the Company’s ability to integrate the assets and contemplated commercial operations acquired from ImmunogenX into the Company’s  business; whether the Company will be able to effectively and timely service its debt; whether results obtained in preclinical and nonclinical studies and clinical trials will be indicative of results obtained in future clinical trials; whether preliminary or interim results from a clinical trial will be indicative of the final results of the trial; whether the Company will be able to maintain compliance with Nasdaq’s continued listing criteria and the effect of a delisting from Nasdaq on the market for the Company’s securities; whether the Company will be able to satisfy the terms of any plan of compliance it submits to Nasdaq; whether Nasdaq will accept any plan of compliance the Company submits, or provide any other accommodations to the Company; the size of the potential markets for the Company’s drug candidates and its ability to service those markets; and the effects of the First Wave Bio, Inc. acquisition, the related settlement and their effect on the Company’s business, operating results and financial prospects. Additional information concerning the Company and its business, including a discussion of factors that could materially affect the Company’s financial results are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, under the heading “Risk Factors,” as well as the Company’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For more information:

Entero Therapeutics, Inc.

777 Yamato Road, Suite 502

Boca Raton, FL 33431

Phone: (561) 589-7020

info@enterothera.com

Media contact:

Russo Partners

David Schull or Liz Phillips

(347) 956-7697

david.schull@russopartnersllc.com

elizabeth.phillips@russopartnersllc.com